Exhibit 10.5

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of March 2, 2020 (the “Effective Date”), by and among Terra Property Trust, Inc., a Maryland corporation (the “Company”), Terra International Fund 3 REIT, LLC, a Delaware limited liability company (the “Contributor”) and Terra Secured Income Fund 5 International, a Cayman exempted company (the “Fund”).
WHEREAS, the Fund owns Class N non-voting membership interests of the Contributor;
WHEREAS, on the Effective Date, and subject to and in accordance with the terms and provisions hereof, the Contributor shall contribute, transfer, convey, and assign certain assets of the Contributor, as set forth in Exhibit A (the “Assets”) to the Company, and the Company shall issue to the Contributor the amount of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Exhibit B at the price per Share set forth on Exhibit B.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
1.Contribution of Assets; Consideration. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Contributor shall contribute, transfer, convey, and assign to the Company, and the Company shall accept such contribution, transfer, conveyance, and assignment from the Contributor, all of the Contributor's right, title and interest in and to the Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall issue to the Contributor, and the Contributor shall accept such issuance from the Company of, the number of Shares of Common Stock at the purchase price per Share set forth on Exhibit B.

2.Closing. The closing of the contribution of the Assets and the issuance of the Shares, including the delivery of the Shares, will take place at the offices of the Company or the Company's legal counsel, on the Effective Date or at such time and on such date as shall be otherwise agreed to by the parties (the “Closing Date”).

3.Representations and Warranties of the Company. In connection with the issuance and sale of the Shares, the Company hereby represents and warrants to the Contributor, as of the date hereof and as of the Closing Date, the following:

3.1    The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
3.2    All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium,

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fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Company of the Shares and the consummation of the other transactions contemplated hereby does not conflict with its organizational documents or any material contract by which the Company or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or assets.
3.3    Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Contributor will have good title to the Shares free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder, under the Company's organizational documents and under other agreements contemplated hereby.
3.4    The Company has a substantive, pre-existing relationship with each of the Contributor and the Fund. Neither the Company nor, to the knowledge of the Company, any person acting on its behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Shares.
4.Representations and Warranties of the Contributor. The Contributor and the Fund, jointly and severally, hereby represent and warrant to the Company, as of the date hereof and as of the Closing Date, that:

4.1    The Shares are being acquired for the Contributor's own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
4.2    The Contributor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Fund is a Cayman Islands exempted company duly formed and registered, validly existing and in good standing under the laws of the Cayman Islands. Each of the Contributor and the Fund has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
4.3    All action necessary to be taken by each of the Contributor and the Fund to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Contributor and the Fund in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by each of the Contributor and the Fund. This Agreement constitutes the valid, binding and enforceable obligation of each of the Contributor and the Fund, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Contributor of the Shares and the consummation of the other transactions contemplated hereby does not conflict with the organizational documents of the Contributor or the Fund or with any

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material contract by which the Contributor or the Fund or their respective property or assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Contributor or the Fund or their respective property or assets.
4.4.    Upon transfer, assignment and contribution pursuant to, and issuance in accordance with, the terms hereof, the Company will have good title to the Assets free and clear of all liens, claims and encumbrances of any kind.

4.5    Each of the Contributor and the Fund understands and acknowledges that (i) the Shares to be acquired by the Contributor pursuant to this Agreement have not been and will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder and exempt from registration pursuant to applicable state securities or blue sky laws; (ii) the Company's reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor and the Fund contained herein; (iii) the Shares, therefore, will be characterized as "restricted securities" under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available; and (iv) the Company has no obligation hereunder or present intention to register the Shares for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Each of the Contributor and the Fund acknowledges that because of the restrictions on transfer or assignment of the Shares to be issued hereunder, the Contributor and Fund may have to bear the economic risk of the Shares issued hereby for an indefinite period of time.
4.6    Each of the Contributor and the Fund (i) has a substantive, pre-existing relationship with the Company and directly contacted the Company with respect to the purchase of the Shares and other transactions contemplated hereby; (ii) has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Shares; (iii) has the ability to bear the economic risks of such prospective investment; (iv) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium; or any registration statement or other document filed by the Company with the Securities and Exchange Commission; and did not independently contact the Company as a result of any of the foregoing; (v) has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the issuance of the Shares; and (vi) has been afforded access to information about the Company and its financial condition and results of operations sufficient to evaluate a prospective investment in the Shares.

5.Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so

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expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

6.Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

7.Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

8.Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

9.Further Assurances.  From time to time, at any party's request, whether on or after the date hereof, and without further consideration, the other parties shall execute and deliver any further instruments of conveyance and take such other actions as the requesting party may reasonably require to complete more effectively the transactions contemplated hereby.

10.Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11.Legends. Each certificate, if any, representing the Shares shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.”
12.Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard

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to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FUND:
TERRA SECURED INCOME FUND 5 INTERNATIONAL
By:	Terra REIT Advisors, LLC, its Manager
By:	_________________________________________
Name: Vikram S. Uppal
Title: Chief Executive Officer

CONTRIBUTOR:

TERRA INTERNATIONAL FUND 3 REIT, LLC

By:	Terra International Fund 3 GP, LLC, its Managing Member

By:	_________________________________________
Name: Vikram S. Uppal
Title: Chief Executive Officer

COMPANY:

TERRA PROPERTY TRUST, INC.

By:	_________________________________________
Name: Vikram S. Uppal
Title: Chief Executive Officer

Exhibit A

Assets

Exhibit B

Shares

Number of Terra Property Trust Shares:        1,268,168.45

Terra Property Trust Share Price:            $16.58

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